EXHIBIT 5.1


                        [KUMMER KAEMPFER BONNER & RENSHAW
                                Attorneys at Law

                                   Letterhead]


                                September 1, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Wade Cook Financial Corporation
                  Registration Statement on Form S-8

Ladies and Gentlemen:

     As counsel to Wade Cook Financial Corporation, a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of five million (5,000,000) shares of its common stock, par value $0.001 per share (the Shares"), on Form S-8 (the "Registration Statement") for issuance under the Company's 1997 Stock Incentive Plan.

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter stated. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals. We have also assumed the accuracy of the facts contained and recited in the documents. Further, we have assumed the conformity to originals those documents submitted to us as copies and that the final Registration Statement will materially conform to the draft reviewed. We further assume the documents have not been rescinded, modified or altered in any manner whatsoever as of the date hereof.

     We are admitted to the Bar of the State of Nevada. In rendering our opinions hereinafter stated, we have relied upon the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada. We express no opinion as to the laws of any other jurisdiction or of the United States of America, and we assume no responsibility as to the applicability thereto or effect thereon.


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Securities and Exchange Commission
September 1, 1999
Page 2




     Based upon our examination and subject to the limitations hereinabove provided, we are of the opinion that the Shares, when sold pursuant to the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of the foregoing opinion as an exhibit to the Registration Statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such Registration Statement.

                                        Very truly yours,


                                        /s/ Kummer Kaempfer Bonner & Renshaw
                                        ----------------------------------------
                                            Kummer Kaempfer Bonner & Renshaw